Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media contact: Nicole Canning +1.215.299.5916
Nicole.Canning@fmc.com
Investor Contact: Curt Brooks +1.215.299.6137
Curt.Brooks@fmc.com

FMC Corporation reports second quarter 2026 results with Adjusted EBITDA above high end of guidance range and solid cash generation

Updates full-year outlook to reflect more challenging macro environment; Company continues to focus on execution of operational priorities

Second Quarter 2026 Highlights
•Revenue of $867 million, down 17 percent versus Q2 2025
◦Revenue excluding India1 of $841 million, down 20 percent versus Q2 2025 (which included India)
◦Organic revenue2 for the period declined 22 percent
•Consolidated GAAP net loss of $187 million, a decline of $253 million versus Q2 2025
•Adjusted EBITDA of $153 million, down 26 percent versus Q2 2025
•Consolidated GAAP net loss of $1.49 per diluted share, down $2.02 versus Q2 2025
•Adjusted earnings per diluted share of $0.26, down 62% versus Q2 2025
•GAAP cash from operations of $363 million, an increase of $297 million versus Q2 2025

Full-Year Outlook1
•Revenue excluding India lowered to a range of $3.50 billion to $3.70 billion, a decline of 7 percent at the midpoint versus 2025
◦Excluding 2025 India contributions, the 2026 outlook represents a decline at the midpoint of 5 percent
•Adjusted EBITDA lowered to a range of $620 million to $680 million, a decline of 23 percent at the midpoint
•Adjusted earnings per diluted share lowered to a range of $1.19 to $1.49, a decline of 55 percent at the midpoint
•Free cash flow, which now includes the upfront licensing payment for rimisoxafen of $200 million, increased to a range of $75 million to $225 million

Page 2 / FMC Corporation reports second quarter 2026 results including with Adjusted EBITDA above high end of guidance range and solid cash generation
PHILADELPHIA, July 29, 2026 – FMC Corporation (NYSE:FMC) today reported second quarter 2026 revenue of $867 million, down 17 percent versus second quarter 2025. Second quarter 2026 revenue, excluding India, was $841 million, down 20 percent versus second quarter 2025, which included India. On a GAAP basis, the company reported a loss of $1.49 per diluted share in the second quarter, a decrease of $2.02 versus second quarter 2025. Second quarter adjusted earnings per diluted share of $0.26 was down 62 percent versus second quarter 2025.
    "During the quarter, we completed several important actions that strengthened FMC's financial foundation and provide greater flexibility to execute our strategy," said Pierre Brondeau, chairman, chief executive officer and president. "With the strategic review now concluded, we have clarity on the path forward and remain focused on improving competitiveness, advancing our technology portfolio and positioning the company for long-term growth."

FMC Revenue	Q2 2026
Total Revenue Change (GAAP)	(17)%
Total Revenue Change (ex-India) (Non-GAAP)	(20)%
Less: 2025 revenue for India held for sale business	(5)%
Like-for-Like Revenue Change (Non-GAAP)	(15)%

Second quarter sales of $841 million, excluding India, were 20 percent lower than prior year. The removal of India represented a 5 percent sales headwind. Volumes declined 10 percent due to lower diamide partner orders and reduced demand for core legacy products, particularly in North America, as growers contend with strained margins. Price declined 7 percent, driven by pressure on the company's core legacy products and planned Rynaxypyr® active pricing actions. Foreign currency was a 2 percent tailwind. The growth portfolio grew mid-single digits as lower Plant Health sales were more than offset by strong performances from new active ingredients and Cyazypyr® active, reflecting continued demand for innovative solutions. Branded sales of Rynaxypyr® were essentially flat versus prior year, excluding India, with strong demand for new formulations.

Page 3 / FMC Corporation reports second quarter 2026 results including with Adjusted EBITDA above high end of guidance range and solid cash generation

FMC Regional Revenue ($M)	Q2 2026	Q2 2025
North America	$249	$321
Latin America	$278	$310
EMEA	$214	$260
Asia (excluding 2026 India)[1]	$101	$159
2026 India[1]	$26	-
Total Revenue (GAAP)	$867	$1,051
Totals may not sum due to rounding
GAAP net loss in the second quarter declined $253 million primarily due to lower sales, higher restructuring costs and higher interest expense. FMC second quarter Adjusted EBITDA was $153 million, a decrease of 26 percent from the prior-year period. Lower price and volume were partially offset by favorable costs and a moderate FX tailwind.
On a GAAP basis, cash from operations for the second quarter was $363 million, an increase of $297 million versus 2025, including a $200 million upfront payment related to the rimisoxafen active ingredient licensing agreement. Free cash flow was $357 million, an improvement of $318 million versus Q2 2025 primarily due to higher cash from operations.
Strategy Update
FMC continued to make progress on its four operational pillars during the second quarter: reducing debt, improving the competitiveness of its core portfolio, managing the post-patent transition for Rynaxypyr® and accelerating growth of new active ingredients. These pillars remain the foundation of the company's plan to improve earnings and cash generation, positioning FMC to take full advantage of its technology-driven growth potential.
During the quarter, FMC announced the key components of its targeted approximately $1 billion of proceeds to be used for debt reduction. These actions included signing a definitive agreement for the sale of its India commercial business for $252 million, closing on a licensing agreement for rimisoxafen with Corteva for an upfront payment of $200 million, signing a sale-leaseback agreement for its Newark, Delaware property for $114 million and reaching an agreement for a $400 million equity investment from Tessenderlo Group. With these actions and other minor asset sales to be completed this year, FMC expects to generate approximately $1 billion of proceeds to be used for debt paydown. The India

Page 4 / FMC Corporation reports second quarter 2026 results including with Adjusted EBITDA above high end of guidance range and solid cash generation commercial business sale, the Newark, Delaware property sale and the Tessenderlo Group investment are subject to various closing conditions, including regulatory approvals.
With these actions in place, the FMC Board of Directors has concluded the exploration of strategic options announced in February 2026. The company remains focused on executing its operational priorities and strengthening the foundation for future growth through its differentiated technology portfolio.
Full Year Outlook1
The company has updated its full-year 2026 revenue, Adjusted EBITDA, Adjusted EPS and free cash flow guidance ranges. Full year 2026 revenue guidance1 is now $3.50 billion to $3.70 billion, a decline of 7 percent at the midpoint versus prior year1. The updated guidance reflects a more challenging operating environment and incorporates the company’s current view of customer purchasing patterns and market conditions. Price is expected to be lower by mid-to-high single digits mainly due to a challenging macro environment as well as planned pricing actions for Rynaxypyr®. Excluding India, volume is expected to be in line with prior year as reduced diamide partner orders are offset by growth in nearly all other parts of the portfolio. India represents a 2 percent headwind1. FX is expected to be a low-single digit tailwind.
Adjusted EBITDA is expected to be $620 million to $680 million, a decline of 23 percent versus prior year, as lower price and an FX headwind are partially offset by favorable costs. Adjusted EPS is expected to be $1.19 to $1.49, a decrease of 55 percent versus prior year, primarily due to lower Adjusted EBITDA and increased interest expense. Free cash flow is expected to be $75 million to $225 million. Free cash flow guidance now includes the $200 million upfront payment received for rimisoxafen licensing.

Page 5 / FMC Corporation reports second quarter 2026 results including with Adjusted EBITDA above high end of guidance range and solid cash generation
Third Quarter and Fourth Quarter Outlooks1
Third quarter revenue excluding India is expected to be in the range of $840 million to $900 million, down 9 percent at the midpoint versus third quarter 2025. Price is expected to be lower by mid-to-high single digits. FX is expected to be neutral. Volume is expected to be lower as distributors in North America shift orders from Q3 to Q4 to align purchases more closely with application timing and manage inventory levels. Adjusted EBITDA is forecasted to be in the range of $120 million to $140 million, a decrease of 45 percent at the midpoint versus the prior year as lower sales and an FX headwind are partially offset by favorable costs. FMC expects adjusted earnings per diluted share to be in the range of $0.05 to $0.13 in the third quarter, which represents a 90 percent decline at the midpoint versus third quarter 2025 driven mainly by lower adjusted EBITDA and higher interest expense.
The company expects a return to year-over-year growth in the fourth quarter. Fourth quarter revenue excluding India is expected to be in the range of $1.06 billion to $1.20 billion, an increase of 4 percent at the midpoint versus fourth quarter 2025. Volume is expected to show healthy growth driven by increased direct sales to growers in Brazil, new active ingredients and North America distributor orders that shifted from Q3 to Q4. Price is expected to decline by mid-to-high single digits. Adjusted EBITDA is forecasted to be in the range of $275 million to $315 million, an increase of 5 percent at the midpoint versus the prior year as lower price and an FX headwind are more than offset by higher volume and favorable costs. FMC expects adjusted earnings per diluted share to be in the range of $1.09 to $1.33 in the fourth quarter, which represents a 1 percent increase at the midpoint versus fourth quarter 2025.

	Full-Year 2026 Outlook[1]	H2 2026 Outlook[1]	Third-Quarter Outlook[1]	Fourth-Quarter Outlook[1]
Revenue Excl. India	$3.50 billion to $3.70 billion	$1.90 billion to $2.10 billion	$840 million to $900 million	$1.06 billion to $1.20 billion
Growth at midpoint vs. 2025*	(7)%	(2)%	(9)%	4%
Adjusted EBITDA	$620 million to $680 million	$395 million to $455 million	$120 million to $140 million	$275 million to $315 million
Growth at midpoint vs. 2025*	(23)%	(18)%	(45)%	5%
Adjusted EPS^	$1.19 to $1.49	$1.16 to $1.46	$0.05 to $0.13	$1.09 to $1.33
Growth at midpoint vs. 2025*	(55)%	(37)%	(90)%	1%

^ EPS estimates assume 125.9 million diluted shares for full year, H2, Q3 and Q4
*Percentages are calculated using whole numbers. Minor differences may exist due to rounding. India excluded from 2026 guidance and H2 2025

Page 6 / FMC Corporation reports second quarter 2026 results including with Adjusted EBITDA above high end of guidance range and solid cash generation
Supplemental Information
The company will post supplemental information on the web at https://investors.fmc.com, including its webcast slides for tomorrow’s earnings call, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.
Always read and follow all label directions, restrictions and precautions for use. Products listed here may not be registered for sale or use in all states, countries or jurisdictions. FMC, the FMC logo, Cyazypyr and Rynaxypyr are trademarks of FMC Corporation or an affiliate.
About FMC
FMC Corporation is a global agricultural sciences company dedicated to helping growers produce food, feed, fiber and fuel for an expanding world population while adapting to a changing environment. FMC's innovative crop protection solutions – including biologicals, crop nutrition, digital and precision agriculture – enable growers and crop advisers to address their toughest challenges economically while protecting the environment. FMC is committed to discovering new herbicide, insecticide and fungicide active ingredients, product formulations and pioneering technologies that are consistently better for the planet. Visit fmc.com to learn more and follow us on LinkedIn®.
Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: FMC and its representatives may from time to time make written or oral statements that are “forward-looking” and provide other than historical information, including statements contained in this press release, in FMC’s other filings with the SEC, and in presentations, reports or letters to FMC stockholders.
In some cases, FMC has identified these forward-looking statements by such words or phrases as "outlook", "will likely result," "is confident that," "expect," "expects," "should," "could," "may," "will continue to," "believe," "believes," "anticipates," "predicts," "forecasts," "estimates," "projects," "potential," "intends" or similar expressions identifying "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words or phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These statements are qualified by reference to the risk factors included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 (the "2025 Form 10-K"), the section captioned "Forward-Looking Information" in Part II of the 2025 Form 10-K and to similar risk factors and cautionary statements in all other reports and forms filed with the Securities and Exchange Commission ("SEC"). We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement.

Page 7 / FMC Corporation reports second quarter 2026 results including with Adjusted EBITDA above high end of guidance range and solid cash generation
We specifically decline to undertake any obligation, and specifically disclaim any duty, to publicly update or revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.
This press release contains certain “non-GAAP financial terms” which are defined on our website www.fmc.com/investors. Such terms include Adjusted EBITDA, Adjusted earnings, free cash flow and organic revenue growth. In addition, we have also provided on our website reconciliations of non-GAAP terms to the most directly comparable GAAP terms.

1.Although we provide forecasts for adjusted earnings per share, Adjusted EBITDA, and free cash flow (non-GAAP financial measures), we are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast. Such elements include, but are not limited to, restructuring, acquisition charges, our India held for sale business, and discontinued operations. As a result, no GAAP outlook is provided. Starting with the third quarter 2025 guidance, we provide forecasts for revenue excluding India (non-GAAP financial measure). We are not able to forecast the GAAP revenue due to potential actions we may take during the held for sale period to prepare the business for a potential buyer and other uncertainties, including customer reaction to the announcement of our intention to sell our India commercial business. In 2026, revenue, Adjusted EBITDA and Adjusted EPS outlooks provided exclude India results and variances are calculated versus 2025 results, which include India results in the first half of the year.
2.Organic revenue growth (non-GAAP) excludes the impact of foreign currency changes and the removal of India.
###

FMC CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Revenue	$867.1	$1,050.5	$1,625.7	$1,841.9
Costs of sales and services	525.0	644.2	1,037.0	1,118.9
Gross margin	$342.1	$406.3	$588.7	$723.0
Selling, general and administrative expenses	179.1	176.8	364.2	348.8
Research and development expenses	60.4	66.4	125.9	135.1
Restructuring and other charges (income)	222.3	36.7	299.3	54.5
Total costs and expenses	$986.8	$924.1	$1,826.4	$1,657.3
Income from continuing operations before non-operating pension, postretirement, and other charges (income), interest expense, net and income taxes	$(119.7)	$126.4	$(200.7)	$184.6
Non-operating pension, postretirement, and other charges (income)	3.3	6.6	6.7	9.8
Interest expense, net	71.3	61.0	136.1	111.1
Income (loss) from continuing operations before income taxes	$(194.3)	$58.8	$(343.5)	$63.7
Provision (benefit) for income taxes	(1.5)	14.4	110.6	27.9
Income (loss) from continuing operations	$(192.8)	$44.4	$(454.1)	$35.8
Discontinued operations, net of income taxes	6.5	23.4	(13.4)	16.4
Net income (loss)	$(186.3)	$67.8	$(467.5)	$52.2
Less: Net income (loss) attributable to noncontrolling interests	0.3	1.1	0.4	1.0
Net income (loss) attributable to FMC stockholders	$(186.6)	$66.7	$(467.9)	$51.2
Amounts attributable to FMC stockholders:
Income (loss) from continuing operations, net of tax	$(193.1)	$43.3	$(454.5)	$34.8
Discontinued operations, net of tax	6.5	23.4	(13.4)	16.4
Net income (loss)	$(186.6)	$66.7	$(467.9)	$51.2
Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$(1.54)	$0.34	$(3.62)	$0.28
Discontinued operations	0.05	0.19	(0.11)	0.13
Basic earnings per common share	$(1.49)	$0.53	$(3.73)	$0.41
Average number of shares outstanding used in basic earnings per share computations	125.4	125.2	125.3	125.1
Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$(1.54)	$0.34	$(3.62)	$0.28
Discontinued operations	0.05	0.19	(0.11)	0.13
Diluted earnings per common share	$(1.49)	$0.53	$(3.73)	$0.41
Average number of shares outstanding used in diluted earnings per share computations	125.4	125.6	125.3	125.5

Other Data:
Capital additions and other investing activities	$(6.5)	$9.8	$9.3	$47.2
Depreciation and amortization expense	$41.1	$43.4	$83.1	$87.1

FMC CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP) TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS, ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP) (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Net income (loss) attributable to FMC stockholders (GAAP)	$(186.6)	$66.7	$(467.9)	$51.2
Corporate special charges (income):
Restructuring and other charges (income) (a)	148.0	36.7	242.7	54.5
Non-operating pension, postretirement, and other charges (income) (b)	3.3	6.6	6.7	9.8
India held for sale business (c)	83.2	—	99.6	—
Income tax expense (benefit) on Corporate special charges (income) (d)	(30.4)	(6.8)	(48.7)	(11.2)
Discontinued operations attributable to FMC stockholders, net of income taxes (e)	(6.5)	(23.4)	13.4	(16.4)
Tax adjustment (f)	22.1	6.9	158.4	21.2
Adjusted after-tax earnings (loss) from continuing operations attributable to FMC stockholders (non-GAAP) (1)	$33.1	$86.7	$4.2	$109.1

Diluted earnings (loss) per common share (GAAP)	$(1.49)	$0.53	$(3.73)	$0.41
Corporate special charges (income) per diluted share, before tax:
Restructuring and other charges (income)	1.17	0.29	1.94	0.43
Non-operating pension, postretirement, and other charges (income)	0.03	0.05	0.05	0.08
India held for sale business	0.66	—	0.79	—
Income tax expense (benefit) on Corporate special charges (income), per diluted share	(0.24)	(0.04)	(0.39)	(0.09)
Discontinued operations attributable to FMC stockholders, net of income taxes per diluted share	(0.05)	(0.19)	0.11	(0.13)
Tax adjustments per diluted share	0.18	0.05	1.26	0.17
Diluted adjusted after-tax earnings (loss) from continuing operations per share, attributable to FMC stockholders (non-GAAP)	$0.26	$0.69	$0.03	$0.87

Average number of shares outstanding used in diluted adjusted after-tax earnings (loss) from continuing operations per share computations(2)	126.0	125.6	125.8	125.5
____________________
(1)Referred to as Adjusted earnings. The Company believes that Adjusted earnings, a non-GAAP financial measure, and its presentation on a per share basis provides useful information about the Company’s operating results to management, investors, and securities analysts. Adjusted earnings excludes the effects of corporate special charges, the India held for sale business, tax-related adjustments and the results of our discontinued operations. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period.
(2)The average number of shares outstanding used in the three and six months ended June 30, 2026 diluted adjusted after-tax earnings from continuing operations per share computation (Non-GAAP) includes 0.6 million and 0.4 million diluted shares, respectively. This number of shares differs from the average number of shares outstanding used in diluted earnings per share computations (GAAP) as we had a net loss from continuing operations attributable to FMC stockholders.

(a)Three Months Ended June 30, 2026:
Restructuring and other charges (income) includes restructuring charges of $139.5 million primarily comprised of $136.5 million in charges related to Project Foundation, which is management's comprehensive plan to further optimize FMC’s cost structure and organizational operations. The charges for Project Foundation include non-cash asset write-off and accelerated depreciation costs of $134.2 million primarily associated with the planned exit of certain production activities, which includes a write-off of $70.6 million for certain receivables due to a change in our commercial strategy in Latin America; severance and employee separation costs of $5.3 million; and, other miscellaneous income of $3.0 million, which includes cash proceeds from the sale of a legacy product line partially offset by professional service provider costs. During the three months ended June 30, 2026, we also recorded Project Focus-related costs of $2.9 million, primarily related to miscellaneous charges associated with previously implemented activities. Other charges (income) included $5.4 million of charges associated with our environmental sites and $3.1 million of other miscellaneous charges.
Three Months Ended June 30, 2025:
Restructuring and other charges (income) includes restructuring charges of $13.0 million primarily related to Project Focus, which included $5.4 million of severance and employee separation costs, and accelerated depreciation of $2.5 million on assets identified for disposal in connection with the restructuring initiative, and $4.9 million of professional service provider costs and other miscellaneous charges. Other charges (income) of $23.7 million is comprised of $7.4 million of charges associated with our environmental sites, a charge of $11.9 million due to changes in our estimate for Furadan® disposal costs at our Middleport site, and $4.4 million of other miscellaneous charges.
Six Months Ended June 30, 2026:
Restructuring and other charges (income) includes restructuring charges of $234.0 million primarily comprised of $226.6 million in charges related to Project Foundation, which include non-cash asset write-off and accelerated depreciation costs of $198.9 million primarily associated with the planned exit of certain production activities, which includes a write-off of $70.6 million for certain receivables due to a change in our commercial strategy in Latin America; severance and employee separation costs of $11.5 million; and, other miscellaneous charges of $16.2 million, which includes contract exit costs and professional service provider costs partially offset by the cash proceeds from the sale of a legacy product line. During the six months ended June 30, 2026, we also recorded Project Focus-related costs of $7.2 million, primarily related to miscellaneous charges associated with previously implemented activities. Other charges (income) included $9.3 million of charges associated with our environmental sites and $0.6 million of other miscellaneous income.
Six Months Ended June 30, 2025
Restructuring and other charges (income) includes restructuring charges of $26.6 million primarily related to Project Focus, which included $9.6 million of severance and employee separation costs, accelerated depreciation of $5.6 million on assets identified for disposal in connection with the restructuring initiative, and $11.5 million of professional service provider costs and other miscellaneous charges. Other charges (income) of $27.9 million is comprised of $10.9 million of charges associated with our environmental sites, a charge of $11.9 million due to changes in our estimate for Furadan® disposal costs at our Middleport site, and $5.1 million of other miscellaneous charges.
(b)Our non-operating pension, postretirement and other charges (income) includes those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our Adjusted earnings and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Adjusted earnings results noted above. These elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.

(c)In July 2025, the Board of Directors approved a plan to divest the Company’s commercial business in India in response to ongoing challenges in the country. In May 2026, the Company announced that it has signed a definitive agreement to sell the India commercial business to Crystal Crop Protection Limited for consideration of $252 million, subject to customary adjustments for cash, debt and working capital. The Company will continue to receive all cash generated from the ongoing operation of the India business until closing, primarily through monetization of working capital, and the sale is expected to close during 2026. The assets related to this business have been classified as held for sale since the third quarter of 2025. The business does not qualify for recognition as discontinued operations and will continue to be presented in the Company’s reported GAAP results until a transaction is completed. Beginning with the third quarter of 2025, we have excluded the impact of various activities associated with the anticipated sale from our operating results for non-GAAP purposes. Refer to the table below for the adjustments related to the India held for sale business for the three and six months ended June 30, 2026.

	Three Months Ended June 30,		Six Months Ended June 30,		Affected Line Item in the Consolidated Statements of Income (Loss)
(In millions)	2026	2025	2026	2025
Operating results	$8.9	$—	$43.0	$—	Revenue, Cost of sales and services, and Selling, general and administrative expenses
Asset impairment	64.0	—	43.6	—	Restructuring and other charges (income)
Third party provider costs	10.3	—	13.0	—	Restructuring and other charges (income)
India held for sale business	$83.2	$—	$99.6	$—
(d)The income tax expense (benefit) on Corporate special charges (income) is determined using the applicable rates in the taxing jurisdictions in which the corporate special charge or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure.
(e)Discontinued operations includes provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations and retained liabilities.
(f)We exclude the GAAP tax provision, including discrete items, from the non-GAAP measure of income, and include a non-GAAP tax provision based upon the projected annual non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but are not limited to: income tax expenses or benefits that are not related to continuing operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. In 2024 and 2023, we recorded significant deferred tax assets due to various tax incentives granted to the Company's Swiss subsidiaries (the "Swiss Tax Incentives"). The initial recognition of these Swiss Tax Incentives did not impact our adjusted non-GAAP effective tax rate but will be considered annually as we realize the benefits. Management believes excluding these discrete tax items, as well as the impacts of the Swiss Tax Incentives annually as the related benefits are realized, assists investors and securities analysts in understanding the tax provision and the effective tax rate related to continuing operating results thereby providing investors with useful supplemental information about FMC's operational performance.

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Tax adjustments:
Revisions to valuation allowances of historical deferred tax assets (i)	$—	$—	$124.7	$(1.2)
Net impact of Switzerland tax incentives	6.4	10.5	0.9	13.3
Foreign currency remeasurement and other discrete items	15.7	(3.6)	32.8	9.1
Total non-GAAP tax adjustments	$22.1	$6.9	$158.4	$21.2
____________________
(i)As a result of changes in global earnings mix and ongoing tax planning implemented in March 2026, we reevaluated the realizability of our historical deferred tax assets and recorded an increase to our valuation allowance in Switzerland of approximately $123 million during the six months ended June 30, 2026.

RECONCILIATION OF NET INCOME (LOSS) (GAAP) TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION, AND NONCONTROLLING INTERESTS (NON-GAAP) (3)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Net income (loss) (GAAP)	$(186.3)	$67.8	$(467.5)	$52.2
Restructuring and other charges (income) (1)	148.0	36.7	242.7	54.5
Non-operating pension, postretirement, and other charges (income)	3.3	6.6	6.7	9.8
India held for sale business (2)	83.2	—	99.6	—
Discontinued operations, net of income taxes	(6.5)	(23.4)	13.4	(16.4)
Interest expense, net	71.3	61.0	136.1	111.1
Depreciation and amortization	41.1	43.4	83.1	87.1
Provision (benefit) for income taxes	(1.5)	14.4	110.6	27.9
Adjusted earnings from continuing operations, before interest, income taxes, depreciation and amortization, and noncontrolling interests (non-GAAP) (3)	$152.6	$206.5	$224.7	$326.2
___________________
(1)    In the reconciliation above, charges recorded in connection with the India held for sale business of $74.3 million and $56.6 million for the three and six months ended June 30, 2026, respectively, are presented in the India held for sale business line, as described in the reconciliation in note (c) above. On the consolidated statements of income (loss), these adjustments are recorded to "Restructuring and other charges (income)."
(2)    Beginning with the third quarter of 2025, we excluded the operating results of the India commercial business during the held for sale period for non-GAAP purposes. For further details on the charges and write-downs recorded in connection with the India held for sale business, refer to note (c) in the reconciliation above.
(3)    Referred to as Adjusted EBITDA. Defined as operating profit excluding restructuring and other charges (income), depreciation and amortization expense, and the India held for sale business.

RECONCILIATION OF CASH PROVIDED (REQUIRED) BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS (GAAP) TO FREE CASH FLOW (NON-GAAP) (2)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Cash provided (required) by operating activities of continuing operations (GAAP) (1)	$363.0	$65.9	$(237.9)	$(479.1)

Capital expenditures	(5.3)	(15.0)	(21.9)	(46.6)
Other investing activities	11.8	5.2	12.6	(0.6)
Capital additions and other investing activities	$6.5	$(9.8)	$(9.3)	$(47.2)

Cash provided (required) by operating activities of discontinued operations	(18.6)	(16.4)	(34.3)	(29.7)
Divestiture transaction costs (2)	6.5	—	10.8	—
Free cash flow (non-GAAP) (3)	$357.4	$39.7	$(270.7)	$(556.0)
___________________
(1)The three and six months ended June 30, 2026 includes cash payments of $26.1 million and $92.5 million, respectively, for restructuring activities primarily related to the Project Focus and Project Foundation transformation programs. The three and six months ended June 30, 2025 includes cash payments of $14.9 million and $70.6 million, respectively, made in connection with Project Focus.
(2)Represents third party provider costs associated with the expected sale of our India commercial business. Proceeds from the sale of our India commercial business anticipated in 2026 will be excluded from free cash flow when received. Therefore, we have also excluded the related transaction costs from free cash flow.
(3)Free cash flow is defined as cash provided (required) by operating activities of continuing operations (GAAP) adjusted for spending for capital additions and other investing activities as well as cash provided (required) by discontinued operations and divestiture transaction costs associated with the sale of our GSS business. We believe that this non-GAAP financial measure provides a useful basis for investors and securities analysts to evaluate the cash generated by routine business operations, including to assess our ability to repay debt, fund acquisitions and return capital to shareholders through share repurchases and dividends. Our use of free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results under U.S. GAAP.

RECONCILIATION OF REVENUE (GAAP)
TO REVENUE EXCLUDING INDIA (NON-GAAP) (2)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Revenue (GAAP)	$867.1	$1,050.5	$1,625.7	$1,841.9
Less: Revenue from India commercial business (1)	25.7	—	21.9	—
Revenue excluding India (non-GAAP) (2)	$841.4	$1,050.5	$1,603.8	$1,841.9
___________________
(1)Beginning with the third quarter of 2025, revenue from the India commercial business is excluded from our adjusted results during the held for sale period for non-GAAP purposes. Refer to note (c) above for further details.
(2)Although the India held for sale business does not qualify for recognition as discontinued operations, we believe Revenue excluding India (non-GAAP) provides management and investors with useful supplemental information regarding our ongoing revenue performance.

RECONCILIATION OF REVENUE CHANGE (GAAP) TO
ORGANIC REVENUE CHANGE (NON-GAAP) (1)
(Unaudited)

	Three Months Ended June 30, 2026 vs. 2025	Six Months Ended June 30, 2026 vs. 2025
Total revenue (GAAP) change	(17)%	(12)%
Less: Revenue for India held for sale business for the three and six months ended June 30, 2026	3%	1%
Revenue excluding India (non-GAAP) change (1)	(20)%	(13)%
Less: Foreign currency impact	2%	3%
Organic revenue (non-GAAP) change (2)	(22)%	(16)%
___________________
(1)Beginning with the third quarter of 2025, revenue from the India commercial business is excluded from our adjusted results during the held for sale period for non-GAAP purposes. Refer to note (c) above for further details.
(2)We believe organic revenue growth (non-GAAP) provides management and investors with useful supplemental information regarding our ongoing revenue performance and trends by presenting revenue growth excluding the impact of fluctuations in foreign exchange rates and the India held for sale business.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO
FMC STOCKHOLDERS (GAAP) TO RETURN ON INVESTED CAPITAL ("ROIC")
NUMERATOR (NON-GAAP) AND ADJUSTED ROIC (USING NON-GAAP NUMERATOR) (1)
(Unaudited)

	Twelve Months Ended
(In millions, except percentages)	June 30, 2026
Net income (loss) attributable to FMC stockholders (GAAP)	$(2,758.0)
Interest expense, net, net of income taxes	225.4
Corporate special charges (income)	1,979.5
India held for sale business	621.3
Income tax expense (benefit) on Corporate special charges (income)	(195.6)
Discontinued operations attributable to FMC stockholders, net of income taxes	66.4
Tax adjustments	553.5
ROIC numerator (non-GAAP)	$492.5

	June 30, 2026	June 30, 2025
Total debt	$4,280.6	$4,163.3
Total FMC stockholders’ equity	1,636.8	4,397.0
Total debt and FMC stockholders' equity (GAAP)	$5,917.4	$8,560.3
ROIC denominator (2 yr average total debt and FMC stockholders' equity)	$7,238.9

ROIC (using Net income (loss) attributable to FMC stockholders (GAAP) as numerator)	(38.10)%
Adjusted ROIC (using non-GAAP numerator) (1)	6.80%
___________________
(1)    We believe Adjusted ROIC (non-GAAP) provides management and investors with useful supplemental information regarding our utilization of capital provided by both equity and debt as well as our working capital and free cash flow management. Additionally, vesting of certain restricted stock awards granted to officers is connected to Adjusted ROIC as a performance metric.

FMC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	June 30, 2026	December 31, 2025
Cash and cash equivalents	$476.6	$584.5
Trade receivables, net of allowance of $45.6 in 2026 and $43.3 in 2025	2,070.5	2,062.0
Inventories	1,209.3	1,219.6
Prepaid and other current assets	570.7	481.2
Assets held for sale (1)	401.6	611.7
Total current assets	$4,728.7	$4,959.0
Property, plant and equipment, net	554.7	707.4
Other intangibles, net	2,307.9	2,361.8
Deferred income taxes	1,134.3	1,215.6
Other long-term assets	419.2	443.4
Total assets	$9,144.8	$9,687.2
Short-term debt and current portion of long-term debt	$326.3	$1,305.1
Accounts payable, trade and other	657.8	771.0
Advanced payments from customers	35.5	453.1
Accrued and other liabilities	606.8	574.0
Accrued customer rebates	632.4	417.4
Guarantees of vendor financing	39.6	45.7
Accrued pensions and other postretirement benefits, current	3.3	3.3
Income taxes	43.1	24.0
Liabilities held for sale (1)	34.6	161.7
Total current liabilities	$2,379.4	$3,755.3
Long-term debt, less current portion	$3,954.3	$2,769.8
Long-term liabilities	1,150.0	1,063.2
Equity	1,661.1	2,098.9
Total liabilities and equity	$9,144.8	$9,687.2
___________________
(1)    The carrying value of the India held for sale business decreased from $450 million as of December 31, 2025 to $350 million as of June 30, 2026 primarily due to receivable collections during the period as well as an impairment charge of approximately $44 million. The carrying value of the held for sale business is comprised of $367 million of net assets held for sale as presented on the consolidated balance sheet and a gain of $17 million related to foreign currency translation in connection with the assets identified for disposal. The foreign currency translation gains are recorded in "Accumulated other comprehensive income (loss)" on the consolidated balance sheet and will be reclassified to the consolidated statement of income (loss) upon close of the sale.

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(In millions)	2026	2025
Cash provided (required) by operating activities of continuing operations	$(237.9)	$(479.1)

Cash provided (required) by operating activities of discontinued operations	(34.3)	(29.7)

Cash provided (required) by investing activities of continuing operations	(10.0)	(51.4)

Cash provided (required) by financing activities of continuing operations	178.9	628.7

Effect of exchange rate changes on cash	(4.6)	12.4

Increase (decrease) in cash and cash equivalents	$(107.9)	$80.9

Cash and cash equivalents, beginning of period	$584.5	$357.3

Cash and cash equivalents, end of period	$476.6	$438.2